Exhibit 99.1

RR DONNELLEY REPORTS FOURTH QUARTER AND FULL-YEAR 2007 RESULTS AND ISSUES 2008 GUIDANCE

Highlights:

▶	Full-year 2007 GAAP net loss from continuing operations of $48.4 million or $0.22 per diluted share vs. net earnings from continuing operations of $402.6 million or $1.84 per diluted share in 2006
▶	Fourth-quarter 2007 GAAP net loss from continuing operations of $292.9 million or $1.37 per diluted share vs. net loss from continuing operations of $1.1 million or $0.01 per diluted share in 2006
▶	GAAP results include non-cash charges, substantially all of which were related to the company’s business process outsourcing reporting unit, for the recognition of impairment of goodwill and other long-lived assets in the fourth quarter totaling $460.3 million in 2007 and $138.6 million in 2006
▶	Full-year non-GAAP net earnings from continuing operations of $645.2 million or $2.94 per diluted share, an increase of 15.3% over non-GAAP earnings per diluted share from 2006
▶	Fourth-quarter non-GAAP net earnings from continuing operations of $172.3 million or $0.80 per diluted share, an increase of 14.3% over non-GAAP earnings per diluted share from 2006
▶	Full-year, 2008 non-GAAP net earnings per diluted share from continuing operations guidance of $3.05 to $3.15
▶	Additional share repurchases have been authorized, bringing the total authorization back to 10 million shares

CHICAGO, February 27, 2008 – R.R. Donnelley & Sons Company (NYSE: RRD) today reported a fourth-quarter net loss from continuing operations of $292.9 million or $1.37 per diluted share on net sales of $3.1 billion compared to a net loss from continuing operations of $1.1 million or $0.01 per diluted share on net sales of $2.5 billion in the fourth quarter of 2006. The fourth-quarter 2007 net loss from continuing operations included pre-tax charges for impairment ($460.3 million) and restructuring ($16.9 million) totaling $477.2 million. The non-cash impairment charge of $460.3 million included: a pre-tax charge of $436.1 million following the company’s annual impairment test of goodwill; and a pre-tax charge of $24.2 million related to the impairment of other long-lived assets. Substantially all of this impairment charge was related to the company’s business process outsourcing reporting unit (which includes the businesses formerly known as Astron and OfficeTiger) within the International segment. Substantially all of the restructuring charge in the fourth quarter of 2007 was associated with the reorganization of certain operations and the exiting of certain business activities. Net loss from continuing operations in the fourth quarter of 2006 included pre-tax charges for impairment ($138.6 million) and restructuring ($29.7 million) totaling $168.3 million, primarily related to the impairment of goodwill of the company’s business process outsourcing reporting unit and a pre-tax charge for the write-down of the Astron trade name intangible asset associated with the re-branding of Astron to RR Donnelley Global Document Solutions. The company recognized income tax expense of $51.0 million in the fourth quarter of 2007 on a loss from continuing operations, as the charge for impairment of goodwill is not deductible. Including discontinued operations, the net loss was $293.3 million or $1.37 per diluted share in the fourth quarter of 2007 and $1.2 million or $0.01 per diluted share in the fourth quarter of 2006.

RR DONNELLEY REPORTS FOURTH QUARTER AND FULL-YEAR 2007 RESULTS AND ISSUES 2008 GUIDANCE

The company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating the company’s operating performance. Internally, the company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to these indicators. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Non-GAAP earnings from continuing operations totaled $172.3 million or $0.80 per diluted share in the fourth quarter of 2007 compared to $153.6 million or $0.70 per diluted share in the fourth quarter of 2006. Non-GAAP net earnings from continuing operations exclude impairment and restructuring charges in the fourth quarter of 2007 and exclude impairment and restructuring charges, a non-cash write-down of the company’s investment in affordable housing partnerships and a gain on the sale of an investment in the fourth quarter of 2006. For non-GAAP comparison purposes, the effective tax rate increased to 26.7% in the fourth quarter of 2007 from 19.2% in the fourth quarter of 2006, primarily due to the favorable settlement of tax audit issues in 2006. A reconciliation of GAAP net earnings (loss) to non-GAAP net earnings for these adjustments is presented in the attached tables.

“We are pleased with our performance in 2007,” said Thomas J. Quinlan III, RR Donnelley’s President and Chief Executive Officer. “Our consolidated revenue growth rate for the year, pro forma for acquisitions, was 2.5% as we actively managed our volume across the platform to maximize profitability throughout the year. We made great progress in closing the margin gap between the historically lower-margin businesses we acquired in 2007 and our historical margins, delivering on our full-year, non-GAAP operating margin guidance of 10%.”

Quinlan added, “We are especially pleased with our strong cash flow from operations of nearly $1.2 billion for the year, an increase of more than 30% over 2006. As promised, we have employed a balanced approach to capital deployment, while maintaining investment grade credit metrics and the flexibility that our strong balance sheet and liquidity offers. The acquisitions we completed in 2007, in combination with the recently announced acquisition of Pro Line Printing, deepen our offering to our core customers, allow us to realize scale benefits and reduce our future capital requirements.”

Business Review (Continuing Operations)

The company reports its results in two reportable segments: 1) U.S. Print and Related Services and 2) International. The company reports, as Corporate, its unallocated expenses associated with general and administrative activities.

Summary

During 2007, the company acquired Banta Corporation, Perry Judd’s and Von Hoffmann, which in aggregate carried a lower operating margin historically than the company has been able to achieve. The company’s proven financial discipline and approach to achieving productivity increases have had a positive margin impact on these operations, and the company sees opportunities for continued improvement. The acquisition of Cardinal Brands, Inc., which closed on December 27, 2007 did not materially impact the results of the company.

RR DONNELLEY REPORTS FOURTH QUARTER AND FULL-YEAR 2007 RESULTS AND ISSUES 2008 GUIDANCE

Net sales in the quarter were $3.1 billion, up 25.2% from the fourth quarter of 2006. The increase was due to acquisitions, new customer wins, increased volume with existing customers and favorable foreign exchange comparisons, offset in part by continued price pressure. The gross margin rate decreased to 25.1% in the fourth quarter of 2007 from 25.7% in the fourth quarter of 2006 due to an unfavorable business mix that more than offset the benefits from lower incentive compensation, higher sales volume and productivity efforts. SG&A expense as a percentage of net sales decreased to 10.5% in the fourth quarter of 2007 from 11.8% in the fourth quarter of 2006 due to the benefits of productivity initiatives, lower incentive compensation expenses and additional sales volume. Operating margin, which was negatively impacted by charges for impairment and restructuring of $477.2 million in the fourth quarter of 2007 and $168.3 million in the fourth quarter of 2006, decreased to (5.9%) in the fourth quarter of 2007 from 2.3% in the fourth quarter of 2006.

Excluding charges for restructuring and impairment, the non-GAAP operating margin in the fourth quarter of 2007 increased to 9.5% from 9.1% in the fourth quarter of 2006, as benefits of lower incentive compensation expense, our productivity efforts and increased volume were offset, in part, by price pressure, the inclusion of the acquired companies that in aggregate carried a lower operating margin historically and an unfavorable business mix. Reconciliations of GAAP operating income/(loss) and margin to non-GAAP operating income and margin are presented in the attached tables.

Segments

Net sales for the U.S. Print and Related Services segment increased 19.8% to $2.3 billion from the fourth quarter of 2006 due to the Banta, Perry Judd’s and Von Hoffman acquisitions as well as sales increases for logistics services, books, stock products and financial print offerings, offset in part by volume decreases of commercial print and direct mail offerings. The segment’s operating margin, which was negatively impacted by charges for restructuring and impairment of $5.2 million in the fourth quarter of 2007 and $7.5 million in the fourth quarter of 2006, increased to 12.5% from 12.3% in the fourth quarter of 2006. Excluding restructuring and impairment charges, the segment’s non-GAAP operating margin was 12.7% in the fourth quarter of both 2007 and 2006, as the benefit of lower incentive compensation expenses was offset by price pressure, the inclusion of the acquired companies that in aggregate carried a lower operating margin historically and higher non-cash purchase accounting-related amortization expense.

Net sales for the International segment increased 42.9% to $819.0 million from the fourth quarter of 2006 due to the acquisition of Banta, favorable foreign exchange comparisons, strong sales in export book volume from Asia and higher sales of books, forms, labels and commercial printing in Latin America. The segment’s operating margin, which was negatively impacted by charges for restructuring and impairment of $466.8 million in the fourth quarter of 2007 and $142.3 million in the fourth quarter of 2006, decreased to (49.7%) in the fourth quarter of 2007 from (18.1%) in the fourth quarter of 2006. Excluding restructuring and impairment charges, the segment’s non-GAAP operating margin increased to 7.3% in the fourth quarter of 2007 from 6.7% in the fourth quarter of 2006 due to increased volume and a favorable business mix that more than offset price pressure.

Unallocated Corporate operating expense decreased to $59.8 million in the fourth quarter of 2007 from $72.1 million in the fourth quarter of 2006. Excluding charges for restructuring and

RR DONNELLEY REPORTS FOURTH QUARTER AND FULL-YEAR 2007 RESULTS AND ISSUES 2008 GUIDANCE

impairment totaling $5.2 million in the fourth quarter of 2007 and $18.5 million in the fourth quarter of 2006, Corporate operating expense increased $1.0 million to $54.6 million in the fourth quarter of 2007 as increased information technology spending was offset, in part, by decreased incentive compensation expense.

Outlook – 2008 Full-Year Non-GAAP EPS from Continuing Operations

For the full year of 2008, RR Donnelley is projecting non-GAAP net earnings per diluted share from continuing operations to be in the range of $3.05 to $3.15. This guidance includes the expected impact of the previously announced acquisitions and assumes no shares repurchased under the authorization available to the company. The non-GAAP effective tax rate for 2008 is expected to be approximately 32% to 33%. GAAP net earnings per diluted share from continuing operations in 2008 may include restructuring and impairment charges, the resolution of certain tax items and other items that are not currently determinable, but may be significant. For that reason, the company is unable to provide full-year GAAP net earnings estimates at this time.

Conference Call

RR Donnelley will host a conference and simultaneous webcast to discuss its fourth quarter and full-year results today, Wednesday, February 27, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The live webcast will be accessible on RR Donnelley’s web site: http://www.rrdonnelley.com. Individuals wishing to participate can join the conference call by dialing 706.634.1139. A webcast replay will be archived on the Company’s web site for 30 days after the call. In addition, a telephonic replay of the call will be available for seven days at 706.645.9291, passcode 32291613.

About RR Donnelley

RR Donnelley (NYSE: RRD) is the world’s premier full-service provider of print and related services, including business process outsourcing. Founded more than 140 years ago, the company provides products and solutions in commercial printing, direct mail, financial printing, print fulfillment, labels, forms, logistics, call centers, transactional print-and-mail, print management, online services, digital photography, color services, and content and database management to customers in the publishing, healthcare, advertising, retail, technology, financial services and many other industries. The largest companies in the world and others rely on RR Donnelley’s scale, scope and insight through a comprehensive range of online tools, variable printing services and market-specific solutions. For more information, visit the company’s web site at www.rrdonnelley.com.

Contact Information
Media: Doug Fitzgerald EVP, Communications 312.326.7740 doug.fitzgerald@rrd.com	Investors: Dan Leib SVP, Treasurer 312.326.7710 dan.leib@rrd.com

RR DONNELLEY REPORTS FOURTH QUARTER AND FULL-YEAR 2007 RESULTS AND ISSUES 2008 GUIDANCE

Use of Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The company does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events. The factors that could cause material differences in the expected results of RR Donnelley include, without limitation, the following: the successful execution and integration of acquisitions and the performance of the company’s businesses following acquisitions; the ability to implement comprehensive plans for the integration of the sales force, cost containment, asset rationalization and other key strategies; competitive pressures in all markets in which the company operates; factors that affect customer demand, including changes in postal rates and postal regulations, changes in the capital markets, changes in advertising markets, the rate of migration from paper-based forms to digital format, customers’ budgetary constraints and customers’ changes in short-range and long-range plans; shortages or changes in availability, or increases in costs of, key materials (such as ink, paper and fuel); and other risks and uncertainties described in RR Donnelley’s periodic filings with the Securities and Exchange Commission (SEC). Readers are strongly encouraged to read the full cautionary statements contained in RR Donnelley’s filings with the SEC.

RR DONNELLEY REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS AND ISSUES 2008 GUIDANCE

R. R. Donnelley & Sons Company

Consolidated Balance Sheets

As of December 31, 2007 and December 31, 2006

(UNAUDITED)

(In millions, except per share data)

	December 31, 2007	December 31, 2006
Assets
Current Assets
Cash and cash equivalents	$379.0	$211.4
Restricted cash equivalents	63.9	—
Receivables, less allowance for doubtful accounts	2,181.2	1,638.6
Inventories	709.5	501.8
Prepaid expenses and other current assets	85.5	70.4
Deferred income taxes	102.2	94.8

Total Current Assets	3,521.3	2,517.0

Property, plant and equipment - net	2,726.0	2,142.3
Goodwill	3,264.9	2,886.8
Other intangible assets - net	1,323.2	1,119.8
Prepaid pension cost	833.2	638.6
Other noncurrent assets	418.1	331.3

Total Assets	$12,086.7	$9,635.8

Liabilities
Current Liabilities
Accounts payable	954.9	749.1
Accrued liabilities	1,085.3	839.2
Short-term debt and current portion of long-term debt	725.0	23.5

Total Current Liabilities	2,765.2	1,611.8

Long-term debt	3,601.9	2,358.6
Postretirement benefit obligations	247.9	288.0
Deferred income taxes	872.3	604.1
Other noncurrent liabilities	689.1	645.4
Liabilities from discontinued operations	3.0	3.2

Total Liabilities	$8,179.4	$5,511.1

Shareholders’ Equity
Preferred stock, $1.00 par value	—	—
Authorized shares: 2.0; Issued: None
Common stock, $1.25 par value
Authorized shares: 500.0
Issued shares: 243.0 in 2007 and 2006	303.7	303.7
Additional paid-in capital	2,858.4	2,871.8
Retained earnings	1,312.9	1,615.0
Accumulated other comprehensive income	341.3	62.1
Treasury stock, at cost, 27.1 shares in 2007 (2006 - 24.2 shares)	(909.0)	(727.9)

Total Shareholders’ Equity	$3,907.3	$4,124.7

Total Liabilities and Shareholders’ Equity	$12,086.7	$9,635.8

RR DONNELLEY REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS AND ISSUES 2008 GUIDANCE

R. R. Donnelley & Sons Company

Consolidated Statements of Operations

Three and Twelve Months Ended December 31, 2007 and 2006

(In millions, except per share data)

(UNAUDITED)

	Three months ended December 31,						Twelve months ended December 31,
	2 0 0 7 GAAP	ADJUSTMENTS TO NON-GAAP	2 0 0 7 NON-GAAP	2 0 0 6 GAAP	ADJUSTMENTS TO NON-GAAP	2 0 0 6 NON-GAAP	2 0 0 7 GAAP	ADJUSTMENTS TO NON-GAAP	2 0 0 7 NON-GAAP	2 0 0 6 GAAP	ADJUSTMENTS TO NON-GAAP	2 0 0 6 NON-GAAP
Net sales	$3,088.2	$—	$3,088.2	$2,467.3	$—	$2,467.3	$11,587.1	$—	$11,587.1	$9,316.6	$—	$9,316.6

Cost of sales (exclusive of depreciation and amortization shown below)	2,314.2	—	2,314.2	1,832.7	—	1,832.7	8,532.4	—	8,532.4	6,798.9	—	6,798.9
Selling, general and administrative expenses (exclusive of depreciation and amortization shown below)	325.6	—	325.6	291.8	—	291.8	1,302.3	—	1,302.3	1,097.6	—	1,097.6
Restructuring and impairment charges	477.2	(477.2)	—	168.3	(168.3)	—	839.0	(839.0)	—	206.1	(206.1)	—
Depreciation and amortization	154.6	—	154.6	118.3	—	118.3	598.3	—	598.3	463.3	—	463.3

Total operating expenses	3,271.6	(477.2)	2,794.4	2,411.1	(168.3)	2,242.8	11,272.0	(839.0)	10,433.0	8,565.9	(206.1)	8,359.8

Income (loss) from continuing operations	(183.4)	477.2	293.8	56.2	168.3	224.5	315.1	839.0	1,154.1	750.7	206.1	956.8

Interest expense - net	59.4	—	59.4	33.3	—	33.3	227.3	—	227.3	139.0	—	139.0
Investment and other income (expense) - net	1.3	—	1.3	(6.4)	9.9	3.5	3.6	—	3.6	(10.4)	9.9	(0.5)

Earnings (loss) from continuing operations before income taxes and minority interest	(241.5)	477.2	235.7	16.5	178.2	194.7	91.4	839.0	930.4	601.3	216.0	817.3

Income tax expense	51.0	12.0	63.0	13.9	23.5	37.4	136.5	145.4	281.9	196.0	60.6	256.6
Minority interest	0.4	—	0.4	3.7	—	3.7	3.3	—	3.3	2.7	—	2.7

Net earnings (loss) from continuing operations	(292.9)	465.2	172.3	(1.1)	154.7	153.6	(48.4)	693.6	645.2	402.6	155.4	558.0

Income (loss) from discontinued operations - net of tax	(0.4)	0.4	—	(0.1)	0.1	—	(0.5)	0.5	—	(2.0)	2.0	—

Net earnings (loss)	$(293.3)	$465.6	$172.3	$(1.2)	$154.8	$153.6	$(48.9)	$694.1	$645.2	$400.6	$157.4	$558.0

Earnings per share:
Basic:
Net earnings (loss) from continuing operations	$(1.37)		$0.80	$(0.01)		$0.71	$(0.22)		$2.96	$1.86		$2.58
Loss from discontinued operations, net of tax	—		—	—		—	—		—	(0.01)		—

Net earnings (loss)	$(1.37)		$0.80	$(0.01)		$0.71	$(0.22)		$2.96	$1.85		$2.58

Diluted:
Net earnings (loss) from continuing operations	$(1.37)		$0.80	$(0.01)		$0.70	$(0.22)		$2.94	$1.84		$2.55
Loss from discontinued operations, net of tax	—		—	—		—	—		—	(0.01)		—

Net earnings (loss)	$(1.37)		$0.80	$(0.01)		$0.70	$(0.22)		$2.94	$1.83		$2.55

Weighted average common shares outstanding:
Basic	214.7		214.7	217.1		217.1	218.0		218.0	216.4		216.4
Diluted	214.7		215.5	217.1		219.7	218.0		219.1	218.9		218.9

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

RR DONNELLEY REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS AND ISSUES 2008 GUIDANCE

R.R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

IN MILLIONS, EXCEPT PER SHARE AND MARGIN DATA

(UNAUDITED)

	Three months ended December 31, 2007				Three months ended December 31, 2006
	Income (loss) from continuing operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share	Income from continuing operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$(183.4)	(5.9)%	$(293.3)	$(1.37)	$56.2	2.3%	$(1.2)	$(0.01)
Non-GAAP adjustments:
Restructuring and impairment charges (1)	477.2	15.4%	465.2	2.17	168.3	6.8%	148.7	0.68
Net loss from discontinued operations	—	—	0.4	—	—	—	0.1	—
Other Non-GAAP adjustments (2)	—	—	—	—	—	—	6.0	0.03

Total Non-GAAP adjustments	477.2	15.4%	465.6	2.17	168.3	6.8%	154.8	0.71

Non-GAAP measures	$293.8	9.5%	$172.3	$0.80	$224.5	9.1%	$153.6	$0.70

(1)	Restructuring and impairment (pre-tax): Operating results for the three months ended December 31, 2007 and 2006 were affected by the following restructuring and impairment charges:
•

2007 included $460.3 million of impairment charges and $16.9 million of restructuring charges. Of the impairment charges, $436.1 million related to the impairment of goodwill within the business process outsourcing reporting unit in the International segment, and $24.2 million related to the impairment of other long-lived assets. Of the restructuring charges, $14.7 million related to employee termination costs resulting from the reorganization of certain operations and the exiting of certain business activities, and $2.2 million related to other restructuring costs, including lease termination costs.

•

2006 included $138.6 million of impairment charges and $29.7 million of restructuring charges. Of the impairment charges, approximately $110.0 million related to the impairment of goodwill within the business process outsourcing reporting unit, $26.3 million related to the write-down of the Astron trade name, and $2.3 million related to the impairment of other long-lived assets; Of the restructuring charges, $26.9 million related to employee termination costs resulting from the reorganization of certain operations and the exiting of certain business activities, and $2.8 million related to other restructuring costs, including lease termination and other facility closure costs.

(2)	Other Non-GAAP adjustments: For the three months ended December 31, 2006, the Company recognized a write-down of $16.9 million ($10.1 million after tax) for the investment in affordable housing, partially offset by a $7.0 million ($4.1 million after tax) gain on the sale of certain investment property.

RR DONNELLEY REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS AND ISSUES 2008 GUIDANCE

R.R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

IN MILLIONS, EXCEPT PER SHARE AND MARGIN DATA

(UNAUDITED)

	Twelve months ended December 31, 2007				Twelve months ended December 31, 2006
	Income from continuing operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share	Income from continuing operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$315.1	2.7%	$(48.9)	$(0.22)	$750.7	8.1%	$400.6	$1.83
Non-GAAP adjustments:
Restructuring and impairment charges (1)	839.0	7.3%	702.9	3.20	206.1	2.2%	172.9	0.79
Income tax adjustments (2)	—	—	(9.3)	(0.04)	—	—	(23.5)	(0.11)
Net loss from discontinued operations	—	—	0.5	—	—	—	2.0	0.01
Other Non-GAAP adjustments (3)	—	—	—	—	—	—	6.0	0.03

Total Non-GAAP adjustments	839.0	7.3%	694.1	3.16	206.1	2.2%	157.4	0.72

Non-GAAP measures	$1,154.1	10.0%	$645.2	$2.94	$956.8	10.3%	$558.0	$2.55

(1)	Restructuring and impairment (pre-tax): Operating results for the twelve months ended December 31, 2007 and 2006 were affected by the following restructuring and impairment charges:
•

2007 included $778.6 million of impairment charges and $60.4 million of restructuring charges. Of the impairment charges, $316.1 million related to the write-off of the Moore Wallace, OfficeTiger and other trade names associated with the Company’s decision in June 2007 to unify most of its printing and related service offerings under the single RR Donnelley brand, $436.1 million related to the impairment of goodwill within the business process outsourcing reporting unit in the International segment, and $26.4 million related to the impairment of other long-lived assets. Of the restructuring charges, $49.3 million related to employee termination costs resulting from the reorganization of certain operations and the exiting of certain business activities, and $11.1 million related to other restructuring costs, including lease termination costs.

•

2006 included $140.9 million of impairment charges and $65.2 million of restructuring charges. Of the impairment charges, approximately $110.0 million related to the impairment of goodwill within the business processing outsourcing reporting unit, $26.3 million related to the write-down of the Astron trade name, and $4.6 million of impairment charges related to the impairment of other long-lived assets. Of the restructuring charges, $54.1 million related to employee termination costs resulting from the reorganization of certain operations and the exiting of certain business activities, and $11.1 million related to other restructuring costs, including lease termination and other facility closure costs.

(2)	Income tax adjustments: Income tax expense for the twelve months ended December 31, 2007 reflects a benefit from a reduction in deferred tax liabilities due to a decrease in the statutory rate in the United Kingdom. Income tax expense for the twelve months ended December 31, 2006 included a benefit from the realization of a deferred tax asset.
(3)	Other Non-GAAP adjustments: For the twelve months ended December 31, 2006, the Company recognized a write-down of $16.9 million ($10.1 million after tax) for the investment in affordable housing, partially offset by a $7.0 million ($4.1 million after tax) gain on the sale of certain investment property.

RR DONNELLEY REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS AND ISSUES 2008 GUIDANCE

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the Three months ended December 31, 2007 and 2006

$ IN MILLIONS

(UNAUDITED)

	U.S. Print and Related Services	International	Corporate	Consolidated
Three Months Ended December 31, 2007
Net Sales	$2,269.2	$819.0	$—	$3,088.2
Operating Expense	1,985.4	1,226.4	59.8	3,271.6

Operating Income (Loss)	283.8	(407.4)	(59.8)	(183.4)
Operating Margin %	12.5%	(49.7)%	nm	(5.9)%

Non-GAAP Adjustments
Restructuring charges	3.1	11.0	2.8	16.9
Impairment charges	2.1	455.8	2.4	460.3

Total Non-GAAP Adjustments	5.2	466.8	5.2	477.2

Operating income (loss) excluding restructuring and impairment charges	$289.0	$59.4	$(54.6)	$293.8

Operating margin before restructuring and impairment charges %	12.7%	7.3%	nm	9.5%

Depreciation and amortization	108.3	40.4	5.9	154.6
Capital expenditures	117.3	36.7	6.9	160.9

Three Months Ended December 31, 2006
Net Sales	$1,894.2	$573.2	$—	$2,467.3
Operating Expense	1,661.8	677.2	72.1	2,411.1

Operating Income (Loss)	232.4	(104.0)	(72.1)	56.2
Operating Margin %	12.3%	(18.1)%	nm	2.3%

Non-GAAP Adjustments
Restructuring charges	6.3	5.3	18.1	29.7
Impairment charges	1.2	137.0	0.4	138.6

Total Non-GAAP Adjustments	7.5	142.3	18.5	168.3

Operating income (loss) excluding restructuring and impairment charges	$239.9	$38.3	$(53.6)	$224.5

Operating margin before restructuring and impairment charges %	12.7%	6.7%	nm	9.1%

Depreciation and amortization	76.8	34.6	7.0	118.3
Capital expenditures	65.0	43.1	8.0	116.1

RR DONNELLEY REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS AND ISSUES 2008 GUIDANCE

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the Twelve months ended December 31, 2007 and 2006

$ IN MILLIONS

(UNAUDITED)

	U.S. Print and Related Services	International	Corporate	Consolidated
Twelve Months Ended December 31, 2007
Net Sales	$8,601.9	$2,985.2	$—	$11,587.1
Operating Expense	7,778.1	3,300.2	193.7	11,272.0

Operating Income (Loss)	823.8	(315.0)	(193.7)	315.1
Operating Margin %	9.6%	(10.6)%	nm	2.7%

Non-GAAP Adjustments
Restructuring charges	23.5	24.1	12.8	60.4
Impairment charges	261.6	514.6	2.4	778.6

Total Non-GAAP Adjustments	285.1	538.7	15.2	839.0

Operating income (loss) excluding restructuring and impairment charges	$1,108.9	$223.7	$(178.5)	$1,154.1

Operating margin before restructuring and impairment charges %	12.9%	7.5%	nm	10.0%

Depreciation and amortization	405.1	161.1	32.1	598.3
Capital expenditures	307.1	151.7	23.2	482.0

Twelve Months Ended December 31, 2006
Net Sales	$7,141.6	$2,175.0	$—	$9,316.6
Operating Expense	6,216.6	2,132.1	217.2	8,565.9

Operating Income (Loss)	925.0	42.9	(217.2)	750.7
Operating Margin %	13.0%	2.0%	nm	8.1%

Non-GAAP Adjustments
Restructuring charges	21.7	16.4	27.1	65.2
Impairment charges	1.9	138.6	0.4	140.9

Total Non-GAAP Adjustments	23.6	155.0	27.5	206.1

Operating income (loss) excluding restructuring and impairment charges	$948.6	$197.9	$(189.7)	$956.8

Operating margin before restructuring and impairment charges %	13.3%	9.1%	nm	10.3%

Depreciation and amortization	306.4	127.6	29.3	463.3
Capital expenditures	264.0	88.4	21.9	374.3

RR DONNELLEY REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS AND ISSUES 2008 GUIDANCE

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the Three months ended March 31, 2005, June 30, 2005 and September 30, 2005

$ IN MILLIONS

(UNAUDITED)

	U.S. Print and Related Services	International	Corporate	Consolidated
Three Months Ended March 31, 2005
Net Sales	$1,646.1	$280.4	$—	$1,926.5
Operating Expense	1,441.0	243.2	45.2	1,729.4

Operating Income (Loss)	205.1	37.2	(45.2)	197.1
Operating Margin %	12.5%	13.3%	nm	10.2%

Non-GAAP Adjustments
Restructuring charges	4.1	4.1	2.7	10.9
Impairment charges	1.3	—	—	1.3
Integration charges	0.6	0.5	1.4	2.5

Total Non-GAAP Adjustments	6.0	4.6	4.1	14.7

Operating income (loss) excluding restructuring, impairment and integration charges	$211.1	$41.8	$(41.1)	$211.8

Operating margin before restructuring, impairment and integration charges %	12.8%	14.9%	nm	11.0%

Depreciation and amortization	77.4	13.7	7.6	98.7
Capital expenditures	81.0	8.2	4.6	93.8

Three Months Ended June 30, 2005
Net Sales	$1,633.6	$298.5	$—	$1,932.1
Operating Expense	1,439.8	268.5	48.2	1,756.5

Operating Income (Loss)	193.8	30.0	(48.2)	175.6
Operating Margin %	11.9%	10.0%	nm	9.1%

Non-GAAP Adjustments
Restructuring charges	9.2	0.5	12.5	22.2
Impairment charges	2.1	—	0.1	2.2
Integration charges	—	0.4	2.2	2.6

Total Non-GAAP Adjustments	11.3	0.9	14.8	27.0

Operating income (loss) excluding restructuring, impairment and integration charges	$205.1	$30.9	$(33.4)	$202.6

Operating margin before restructuring, impairment and integration charges %	12.6%	10.4%	nm	10.5%

Depreciation and amortization	77.9	14.3	7.4	99.6
Capital expenditures	113.6	6.6	10.2	130.4

Three Months Ended September 30, 2005
Net Sales	$1,713.8	$469.9	$—	$2,183.7
Operating Expense	1,474.4	428.0	45.2	1,947.6

Operating Income (Loss)	239.4	41.9	(45.2)	236.1
Operating Margin %	14.0%	8.9%	nm	10.8%

Non-GAAP Adjustments
Restructuring charges	0.9	1.1	1.2	3.2
Impairment charges	2.3	—	—	2.3
Integration charges	—	0.2	1.1	1.3

Total Non-GAAP Adjustments	3.2	1.3	2.3	6.8

Operating income (loss) excluding restructuring, impairment and integration charges	$242.6	$43.2	$(42.9)	$242.9

Operating margin before restructuring, impairment and integration charges %	14.2%	9.2%	nm	11.1%

Depreciation and amortization	78.7	26.6	7.7	113.0
Capital expenditures	86.5	8.6	4.9	100.0

RR DONNELLEY REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS AND ISSUES 2008 GUIDANCE

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the Three and Twelve months ended December 31, 2005

$ IN MILLIONS

(UNAUDITED)

	U.S. Print and Related Services	International	Corporate	Consolidated
Three Months Ended December 31, 2005
Net Sales	$1,889.3	$498.6	$—	$2,387.9
Operating Expense	1,965.6	515.8	64.9	2,546.3

Operating Income (Loss)	(76.3)	(17.2)	(64.9)	(158.4)
Operating Margin %	(4.0)%	(3.4)%	nm	(6.6)%

Non-GAAP Adjustments
Restructuring charges	1.1	5.5	6.8	13.4
Impairment charges	312.4	50.3	1.6	364.3
Integration charges	0.1	—	1.8	1.9

Total Non-GAAP Adjustments	313.6	55.8	10.2	379.6

Operating income (loss) excluding restructuring, impairment and integration charges	$237.3	$38.6	$(54.7)	$221.2

Operating margin before restructuring, impairment and integration charges %	12.6%	7.7%	nm	9.3%

Depreciation and amortization	76.4	28.7	8.5	113.6
Capital expenditures	100.0	35.3	11.5	146.8

Twelve Months Ended December 31, 2005
Net Sales	$6,882.8	$1,547.4	$—	$8,430.2
Operating Expense	6,320.6	1,455.7	203.5	7,979.8

Operating Income (Loss)	562.2	91.7	(203.5)	450.4
Operating Margin %	8.2%	5.9%	nm	5.3%

Non-GAAP Adjustments
Restructuring charges	19.1	7.4	23.2	49.7
Impairment charges	318.1	50.3	1.7	370.1
Integration charges	0.7	1.1	6.5	8.3

Total Non-GAAP Adjustments	337.9	58.8	31.4	428.1

Operating income (loss) excluding restructuring, impairment and integration charges	$900.1	$150.5	$(172.1)	$878.5

Operating margin before restructuring, impairment and integration charges %	13.1%	9.7%	nm	10.4%

Depreciation and amortization	310.5	83.3	31.2	425.0
Capital expenditures	378.0	61.8	31.2	471.0

RR DONNELLEY REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS AND ISSUES 2008 GUIDANCE

R. R. Donnelley & Sons Company

Condensed Consolidated Statements of Cash Flows

For the twelve months ended December 31, 2007 and 2006

IN MILLIONS

(UNAUDITED)

	2007	2006
Operating Activities

Net earnings (loss)	$(48.9)	$400.6
Net loss from discontinued operations	0.5	2.0
Adjustment to reconcile net earnings to cash provided by operating activities	1,345.7	694.3
Changes in operating assets and liabilities	(120.5)	(193.2)

Net cash provided by operating activities of continuing operations	1,176.8	903.7
Net cash used in operating activities of discontinued operations	(0.7)	(0.2)

Net cash provided by operating activities	1,176.1	903.5

Net cash used in investing activities of continuing operations	(2,510.9)	(608.4)

Net cash used in investing activities	(2,510.9)	(608.4)

Net cash provided by (used in) financing activities of continuing operations	1,476.2	(457.8)

Net cash provided by (used in) financing activities	1,476.2	(457.8)

Effect of exchange rate on cash and cash equivalents	26.2	7.4

Net increase (decrease) in cash and cash equivalents	167.6	(155.3)

Cash and cash equivalents at beginning of period	211.4	366.7

Cash and cash equivalents at end of period	$379.0	$211.4

Supplemental non-cash disclosure:
Use of restricted cash to fund obligations associated with deferred compensation plans	$36.5	$—

Acquisition of assets through direct financing	$—	$10.8

RR DONNELLEY REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS AND ISSUES 2008 GUIDANCE

R.R. Donnelley & Sons Company

Revenue Reconciliation Reported to Pro Forma

For the three months ended December 31, 2007 and 2006

$ IN MILLIONS

(UNAUDITED)

	Reported net sales	Adjustment for net sales of acquired businesses	Pro forma net sales
Three Months Ended December 31, 2007
U.S. Print and Related Services	$2,269.2	$37.5	$2,306.7
International	819.0	—	819.0

Consolidated	$3,088.2	$37.5	$3,125.7

Three Months Ended December 31, 2006
U.S. Print and Related Services	$1,894.2	$457.2	$2,351.4
International	573.2	145.0	718.2

Consolidated	$2,467.3	$602.2	$3,069.6

Net sales change
U.S. Print and Related Services	19.8%		-1.9%
International	42.9%		14.0%
Consolidated	25.2%		1.8%

The reported results of the company include the results of acquired businesses from the acquisition date forward. The company has provided this schedule to reconcile reported net sales for the three months ended December 31, 2007 and 2006 to pro forma net sales as if the acquisitions took place at the beginning of the respective periods.

For the three months ended December 31, 2007, the adjustment for net sales of acquired businesses reflects the net sales of Cardinal Brands, Inc. (acquired December 27, 2007).

For the three months ended December 31, 2006, the adjustment for net sales of acquired businesses reflects the net sales of Banta Corporation (acquired January 9, 2007), Perry Judd’s Holdings Incorporated (acquired January 24, 2007), Von Hoffmann (acquired May 16, 2007) and Cardinal Brands, Inc. (acquired December 27, 2007).

RR DONNELLEY REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS AND ISSUES 2008 GUIDANCE

R.R. Donnelley & Sons Company

Revenue Reconciliation Reported to Pro Forma

For the twelve months ended December 31, 2007 and 2006

$ IN MILLIONS

(UNAUDITED)

	Reported net sales	Adjustment for net sales of acquired businesses	Pro forma net sales
Twelve Months Ended December 31, 2007
U.S. Print and Related Services	$8,601.9	$311.7	$8,913.6
International	2,985.2	9.2	2,994.4

Consolidated	$11,587.1	$320.9	$11,908.0

Twelve Months Ended December 31, 2006
U.S. Print and Related Services	$7,141.6	$1,798.3	$8,939.9
International	2,175.0	502.1	2,677.1

Consolidated	$9,316.6	$2,300.4	$11,617.0

Net sales change
U.S. Print and Related Services	20.4%		-0.3%
International	37.3%		11.9%
Consolidated	24.4%		2.5%

The reported results of the company include the results of acquired businesses from the acquisition date forward. The company has provided this schedule to reconcile reported net sales for the twelve months ended December 31, 2007 and 2006 to pro forma net sales as if the acquisitions took place at the beginning of the respective periods.

For the twelve months ended December 31, 2007, the adjustment for net sales of acquired businesses reflects the net sales of Banta Corporation (acquired January 9, 2007), Perry Judd’s Holdings Incorporated (acquired January 24, 2007), Von Hoffmann (acquired May 16, 2007) and Cardinal Brands, Inc. (acquired December 27, 2007).

For the twelve months ended December 31, 2006, the adjustment for net sales of acquired businesses reflects the net sales of OfficeTiger Holdings, Inc. (acquired April 27, 2006), Banta Corporation (acquired January 9, 2007), Perry Judd’s Holdings Incorporated (acquired January 24, 2007), Von Hoffmann (acquired May 16, 2007) and Cardinal Brands, Inc. (acquired December 27, 2007).